UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2007

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

That certain Agreement of Purchase and Sale of Assets (the “Agreement”) was entered into between Kashou Brothers, Inc., a California corporation, doing business as “Brothers Restaurant & Deli” (“Brothers”), Edward Kashou, Steve Kashou, James Kashou, Sami Kashou, Organic To Go Food Corporation, a Delaware corporation (the “Company”) and Organic To Go, Inc., a Delaware corporation and the wholly owned subsidiary of the Company, pursuant to which the Company acquired substantially all of the assets of Brothers, which owned and operated three restaurants in San Diego, California.

Under the terms of the Agreement, the total purchase price was $3.0 million, consisting of $2.4 million to be paid in cash at closing, $150,000 plus interest to be paid in cash 90 days after closing, $150,000 plus interest to be paid in cash 120 after closing and $300,000 to be paid in shares of the Company’s common stock, par value $0.001 (the “Common Stock”), due 10 days after closing.

Subsequently, the parties entered into that certain First Amendment to Agreement of Purchase and Sale of Assets (the “First Amendment”), pursuant to which the Agreement was amended to, among other things, (i) include Brother’s accounts receivable in the list of assets to be acquired by the Company, (ii) reflect a lessor’s refusal to permit assignment of an option to extend a lease and (iii) change the purchase price to consist of $2.4 million to be paid in cash at closing, $150,000 plus interest to be paid in cash 90 days after closing, $150,000 plus interest to be paid in cash 120 after closing, $250,000 to be paid in shares of Common Stock due 10 days after closing and a $50,000 contingency payment to be paid in shares of Common Stock upon the occurrence of certain events.

The descriptions of the Agreement and First Amendment contained in this Current Report on Form 8-K are qualified in their entirety by reference to the text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 18, 2007, the Company closed the transactions contemplated by the Agreement and First Amendment, which are described above in Item 1.01 and which disclosures are incorporated herein by reference. A copy of the press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 3.02 Completion of Acquisition or Disposition of Assets.

As is more fully described in Items 1.01 and 2.01 above, on October 18, 2007, the Company issued 126,865 shares of Common Stock to the owners of Brothers as partial consideration for the acquisition of assets in connection with the Agreement and First Amendment. The securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions set forth in Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this report on Form 8-K is required to be filed with the Securities and Exchange Commission, in accordance with Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this report on Form 8-K is required to be filed with the Securities and Exchange Commission, in accordance with Item 9.01(b)(2) of Form 8-K.

(d) Exhibits

Exhibit 10.1	Agreement of Purchase and Sale of Assets
Exhibit 10.2	First Amendment to Agreement of Purchase and Sale of Assets
Exhibit 99.1	Press Release, dated October 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: October 24, 2007	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Agreement of Purchase and Sale of Assets
Exhibit 10.2	First Amendment to Agreement of Purchase and Sale of Assets
Exhibit 99.1	Press Release, dated October 19, 2007